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                                                                    Exhibit 99.0

                               TNR TECHNICAL, INC.
               1998 INCENTIVE AND NON-STATUTORY STOCK OPTION PLAN

1.       Purpose of Plan and Effective Date.
         -----------------------------------

         (a) The purpose of this 1998 Incentive and Non-Statutory Stock Option Plan (hereinafter called the "Plan") is to further the success of TNR Technical, Inc. (hereinafter called the "Company" or "Employer Corporation"), and any subsidiaries by making available Common Stock of the Company for purchase by eligible directors, officers, consultants and key employees of the Company and any subsidiaries and thus to provide an additional incentive to such personnel to continue to serve the Company and any subsidiaries and to give them a greater interest as stockholders in the success of the Company. It is intended that this Plan be considered an "Employee Benefit Plan" within the meaning of Regulation 405 of the Securities Act of 1933, as amended (the "1934 Act").

         (b) The Company intends this Plan to enable the Company to issue, pursuant hereto, incentive stock options as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). The Company also intends this Plan to enable it to issue similar options which will not, however, be qualified as incentive stock options (also known as "Non-Statutory" stock options).

         (c) The Plan shall become effective on December 15, 1998; provided, however, that the Plan shall be subject to approval and ratification by stockholders of the Company holding a majority of its voting stock, voting in person or by proxy, at a meeting of stockholders to be held within twelve months from December 15, 1998.

2.       Definitions.
         ------------

         As used in this Plan, the following terms have the following respective meanings:

         "Board" means the Board of Directors of the Company.

         "Common Stock" means common stock, $.02 par value of the Company.

         "Disability" means permanent total disability as defined in the Code.

         "Fair Market Value of the Option Stock" means fair market value of the Option Stock determined as of the date of grant of the option, in accordance with Section 422(c)(7) of the Code and the Regulations applicable thereto.

         "Grant" means the action of the Board or the appropriate committee at the time of grant of an option.



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         "Incentive Stock Option" means any incentive stock option as defined in
Section 422(b) of the Code granted to an individual for any reason connected with his employment by the Employer Corporation at the time of the granting of a given option under the Plan.

         "Incentive Stock Option Under this Plan" means any Incentive Stock Option granted pursuant to this Plan.

         "Modification" means any change in the terms of an option which would constitute a "modification" as defined in Section 424(h)(3) of the Code, including, without limitation, such a modification to an option as effected by a change in the Plan and any other change in the Plan which would increase the number of shares reserved for options under the Plan, materially change the administration of the Plan (except as permitted in paragraphs 4(c) hereof) or that would otherwise materially increase the benefits accruing to, or available for, participants in the Plan; provided, however, that registration of Option shares under the Securities Act of 1933, as amended, shall not be deemed a Modification.

         "Non-Statutory Stock Option" means any option granted under this Plan other than an Incentive Stock Option under this Plan.

         "Option Stock" means stock subject to an option granted under this Plan.

         "Options" means any Incentive Stock Option or Non-Statutory Stock Option, unless otherwise indicated or required by context.

         "Subsidiary" means any corporation which is a "subsidiary corporation" as defined in Section 424(f) of the Code, and the regulations thereto.

         "10% Stockholder" means a person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of Company or of any parent or subsidiary of the Company after giving effect to the attribution of stock ownership provisions of Section 424(d) of the Code.

         References in these definitions to provisions of the Code shall, when appropriate to effectuate the purposed of this Plan, be deemed to be references to such provisions of the Code and regulations promulgated thereunder as the same may be from time to time amended or to successor provisions to such provisions. Terms defined elsewhere in this Plan shall have the meanings set forth in such respective definitions. The term "Subsidiary" or "Subsidiaries" shall be deemed to include any parent corporation (if any) as defined in Section 425(e) of the Code.

3.       Stock Subject to Plan.
         ----------------------

         Subject to the provisions of paragraph 12 hereof, there shall be reserved for issuance or transfer upon the exercise of Options to be granted from time to time Under the Plan an aggregate of 30,000 shares of Common Stock, which shares may be in whole or in part, as the Board of Directors of the Company shall from time to time determine, authorized and unissued shares of Common Stock or issued shares of Stock which shall have been reacquired by the Company. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan.



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4.       Administration.
         ---------------

         (a) The Board of Directors of the Company (the "Board") shall administer the Plan. Members of the Board shall be entitled to receive Incentive Stock Options Under this Plan if they are employees of the Company and/or its subsidiaries, subject to the provisions of paragraph 5 hereof. Members of the Board who are not such employees shall be eligible to receive Non-Statutory Stock Options, subject to paragraphs 5 and 18 hereof.

         (b) The Board shall have plenary authority in its discretion, but subject to the express provisions of the Plan: to determine the purchase price of the Common Stock covered by each Option, the persons to whom, and the time or times when, Options shall be granted, and the number of shares to be subject to each Option; to determine the time or times during which Options may or must be exercised and the conditions for exercise; to determine the time or times and conditions under which Option rights will vest and terminate; to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to it; to determine the terms and provisions (and amendments thereof) of the respective Option agreements (which need not be identical), including such terms and provisions (and amendments thereof) as shall be required in the judgment of the Board to conform to any change in any law or regulation applicable thereto; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Board's determination on the foregoing matters shall be conclusive and binding on the Company and on all Optionees and their legal representatives, except that any act constituting a modification of a plan or of an Option must receive stockholder approval in accordance with paragraph 14 herein.

         (c) To the extent permitted by the By-Laws of the Company, the Board, by resolution, may delegate administration of the Plan to a committee composed of not less than three (3) members of the Board. If administration is delegated to a committee, the committee shall have the powers to administer the Plan theretofore possessed by the Board. The committee's powers shall be subject, however, to such resolutions as may from time to time be adopted by the Board in exercise of the Board's final power to determine questions of policy and expediency which arise in connection with the Plan. The Board at any time by resolution may abolish the committee, revest the administration of the Plan in the Board or grant options during the existence of the Committee.

5.       Eligibility.
         ------------

         Incentive Stock Options Under this Plan may be granted under this Plan only to officers (who are employees) and to other key employees of (a) the Company and (b) subsidiary corporations (hereinafter called "subsidiaries") of the Company. A director of the Company or any subsidiaries may receive an Incentive Stock Option under this Plan if such person is otherwise an employee of the Company and/or any subsidiaries. An employee, director or officer of the Company (or any subsidiaries), may receive a Non-Statutory Stock Option. In addition, consultants and advisors who the Board determines is providing bona fide services to the Company or any subsidiaries, whether or not otherwise



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compensated, may receive a Non-Statutory Stock Option so long as the Plan would continue to qualify as an Employee Benefit Plan under the 1934 Act. In determining the persons to whom Options shall be granted and the number of shares to be covered by each Option, the Board may take into account the nature of the services rendered by, and the responsibilities borne by, such respective persons, their present and potential contributions to the Company's success and such other factors as the Board in its discretion shall deem relevant. Subject to the provisions of paragraph 7 hereof, Options may be granted to persons who hold or have held options under previous plans, and a person who has been granted an Option under the Plan may be granted an additional Option or Options under the Plan or under any future option plan if the Board shall so determine.

6.       Option Prices.
         --------------

         The purchase price of the Common Stock under each Option shall be determined by the Board. In the case of Incentive Stock Options, the purchase price may not be less than the fair market value of the Common Stock at the time of granting, except that in the case of a 10% Stockholder who receives an Incentive Stock Option, the purchase price may not be less than 110% of such fair market value. In no event shall the purchase price be less than par value of the Common Stock.

7.       Certain Limitations on Granting and Exercise of Options.
         --------------------------------------------------------

         Any other provisions of this Plan to the contrary notwithstanding, the granting and exercise of Options hereunder shall be subject to the following limitations (which shall be in addition to the limitations, provisions and conditions contained elsewhere in this Plan):

         (a) The aggregate fair market value (determined at the time the option is granted) of the optioned stock for which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all such Plans of the individual's Employer Corporation and its parent and subsidiary corporation) shall not exceed $100,000.

         (b) Options may be granted as soon as practicable after the date of the adoption of the Plan by the Board and instruments evidencing such grant(s) may similarly be so issued, but in each case, such Options and such instruments shall be subject to the approval and ratification of the Plan by the stockholders of the Company as in paragraph 1 provided, and notwithstanding anything in the Plan that may be deemed to be to the contrary, no Option may be exercised unless and until such approval and ratification is obtained. In the event such approval and ratification shall not be obtained, the Plan and all Options that may have been granted pursuant thereto shall be null and void. The shares of Common Stock underlying an Incentive Stock Option may be sold in a disqualifying disposition under Section 421(b) of the Code.

         (c) The exercise of any Option will be contingent upon receipt from the Option holder of a representation that, at the time of such exercise, it is his then present intention to acquire the shares being purchased for investment and not with a view to the resale or distribution of any part thereof, unless, in the opinion of counsel for the Company, such investment representation is not required or unless such shares shall have been registered under the Securities Act of 1933, as amended. The legend indicated below shall be placed on the certificate or certificates for the shares to be delivered the Option holder (unless such shares shall have been registered under the Securities Act of 1933, as amended), reading as follows:


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         "No sale, offer to sell or transfer of the securities represented by the certificate shall be made unless a registration statement under the Federal Securities Act of 1933, as amended, with respect to such securities is then in effect or an exemption from the registration requirement of such Act is then in fact applicable to such transfer."

         Similarly and in conformity to the above the Option holder understands that necessary stop transfer orders shall be placed upon the subject certificates in accordance with the Securities Act of 1933, as amended.

8.       Duration of Options.
         --------------------

         The term of Options granted under the Plan shall be as fixed by the Board at the time of grant; provided, however, that the term of an Option shall not exceed 10 years from the date of grant. In the case of 10% Stockholders, the term of an Incentive Stock Option shall not exceed 5 years from the date of grant. The terms of options may, however, be foreshortened as provided in paragraph 11 hereof. No Option may be exercised after expiration of such Option's term.

9.       Exercise of Options.
         --------------------

         An Option granted under the Plan shall be exercisable at such time or times, whether or not in installments, as the Board shall prescribe at the time the Option is granted. An Option which has become exercisable may be exercised in accordance with its terms as to any or all full shares purchasable under the provisions of the Option, but not at any time as to less than 100 shares unless the remaining shares which have become so purchasable are less than 100 shares. The purchase price of the shares shall be paid in full, as provided in paragraph 13 hereof, upon the exercise of the Option, and the Company shall not be required to deliver certificates for such shares until such payment has been made. Except as provided in paragraph 11, an Incentive Stock Option may not be exercised at any time unless the holder thereof is then an employee of the Company or any subsidiaries and shall have been continuously employed by the Company or any subsidiaries since the date of grant (As used in this Plan, the terms "employ" and "employment" shall be deemed to refer to employment as an employee in any such capacity, and "termination of employment" shall be deemed to mean termination of employment as an employee in all of such capacities and continuation of employment as an employee in none of such capacities.)

10.      Nontransferability of Options.
         ------------------------------

         No Option granted under this Plan shall be transferable other than in the case of individuals by will or the laws of descent and distribution and an option granted to an individual may be exercised during the lifetime of the holder thereof, only by the holder.

11.      Termination of Employment.
         --------------------------

         Except in the case of Optionee's death as provided below, in the event of termination of employment of a person to whom an Incentive Stock Option has been granted under the Plan, notwithstanding the reason for termination (such as termination for cause, without cause, voluntary on the part of the optionee, or by reason of death or disability), any Incentive Stock Option held by him under the Plan, to the extent not theretofore exercised,


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shall on the 30th day after termination of employment be null and void.
Incentive Stock Options granted under the Plan shall not be affected by any change of employment so long as the holder continues in the employ of the Company or any subsidiaries. Nothing in the Plan or in any Option granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Company or any subsidiaries or affiliates or interfere in any way with the right of the Company or any subsidiaries or affiliates to terminate his employment or occupancy of any corporate office at any time.

         In the event of the death of an Optionee to whom an Incentive Stock Option has been granted under the Plan while he is in the employ of the Company or a subsidiary, such Incentive Stock Option may be exercised (to the extent of the number of shares covered by the Incentive Stock Option which were purchasable by the Optionee at the date of his death) by the estate of the Optionee, or by a person who acquired the right to exercise such Incentive Stock Option by bequest or inheritance or by reason of the death of the Optionee, at any time within a period of six months after his death, but in no event after the day in which the Incentive Stock Option would otherwise terminate under paragraph 8.

         In the event of termination of employment of a person to whom an Incentive Stock Option has been granted under the Plan by reason of the disability of such person, the optionee may exercise his Incentive Stock Option at any time within one year after such termination of employment but in no event after the day in which the Incentive Stock Option would otherwise terminate, to the extent of the number of shares covered by his Incentive Stock Option which were purchasable by him at the date of the termination of employment.

         In the case of Non-Statutory Stock Options, the disability or death of optionee shall not terminate the options granted to an officer, director or employee so long as such officer, director or employee was continuously performing services for the Company up to the date of his disability or death, as the case may be. In the case of Non-Statutory Options, the Board of Directors shall determine other applicable termination provisions of these Options, if any, in accordance with paragraph 4.

12.        Adjustment upon Changes in Capitalization.
           ------------------------------------------

           Subject to compliance with the requirements for qualification of the Plan and of the Options issued or to be issued thereunder as "Incentive Stock Options" under applicable provisions of federal laws and regulations, the aggregate number and class of shares as to which Options may be granted under the Plan, the number and class of shares covered by each outstanding Option and the price per share thereof (but not the total price), and each such Option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividends, or any other increase or decrease in the number of issued shares of Common Stock of the Company without receipt of consideration by the Company.

           Subject to any required action by the stockholders, if the Company shall be the surviving corporation in any merger or consolidation, any Option granted hereunder shall be adjusted so as to pertain and apply to the securities to which the holder of the number of shares of Common Stock of the Company subject to the Option would have been entitled.


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           Upon (i) the dissolution or liquidation of the Company, (ii) a merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or (iii) a sale or other disposition of all or substantially all of the assets of the Company, any Option granted hereunder at the discretion of the Board of Directors by Resolution shall terminate, but the Option holder shall have the right, prior to any such event, to exercise his Option in whole or in part, but in no event after the day in which the Option would otherwise terminate under paragraph 8. Notwithstanding anything contained herein to the contrary, if the Company is merged into a corporation which will be substantially (i.e. 70% or more) owned after the merger by the same shareholders of the Company, then any Option granted hereunder shall be adjusted so as to pertain and apply to the securities to which the holder of the number of shares of Common Stock of the Company subject to the Option would have been entitled.

           Adjustments under this Paragraph 12 shall be made by the Board, whose determination as to what adjustment shall be made, and the extent thereof, shall be final, binding and conclusive.

13.        Payment of Purchase Price, Federal Income Tax or Other Withholding
           Amount.
           ---------------------------------------------------------------------

         The shares to be purchased upon exercise of any Option shall be paid for in full, in cash, at the time of such exercise. In respect to Non-Statutory Stock Options or any Incentive Stock Options which fail to qualify as such for any reason, any required federal income tax or other withholding amount shall be paid (in full) by the Option Holder to the Company in cash or by certified check at the time of such exercise. The Company shall not be required to deliver certificates for such shares until all such payments have been made, and until the Company has had an opportunity (at its sole option) to obtain verification from the Option Holder that all federal income tax or other withholding amounts have been properly calculated and paid.

14.        Termination and Amendment.
           --------------------------

           (a) Unless the Plan shall theretofore have been terminated as hereinafter provided, it shall terminate on, and no Options shall be granted thereunder after December 15, 2008 (i.e., 10 years from the effective date of this Plan). The Plan may be terminated earlier by the stockholders of the Company or by the Board.

           (b) Modifications or other amendments to the Plan may be made by the stockholders of the Company. The Plan may also be amended by the Board; provided, however, that no amendment which shall constitute a Modification shall be effective unless approved by the stockholders of the Company within 12 months before or after the adoption of the Modification.

           (c) No termination, Modification, or amendment of the Plan, may, without the consent of the optionee to whom any Option shall theretofore have been granted, adversely affect the rights of such optionee under such Option; nor shall any such Modification or amendment be deemed to effect a Modification, extension or renewal of any such Option previously granted except pursuant to an express written agreement to such effect, executed by the Company and the optionee.


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15.        Time of Granting Options.
           -------------------------

           Nothing contained in the Plan shall constitute the granting of any Option hereunder. The granting of an Option pursuant to the Plan shall take place only upon approval by the Board (or its delegate under paragraph 4 hereunder) of a resolution granting an Option under this Plan. Notice of the determination shall be given to each person to whom an Option is so granted within a reasonable time after the date of such grant. After the granting of an Option under this Plan, a written Option agreement shall be duly executed by or on behalf of the Company.

16.        Form and Terms of Option Agreement.
           -----------------------------------

           Option agreements evidencing Options granted pursuant to the Plan shall be in such form and shall contain such terms not inconsistent with the Plan as the Board may approve. Option agreements may contain such restrictions upon the exercise of Options and upon the transfer of Common Stock acquired upon exercise of Options (and such provisions for the enforcement of such restrictions) as the Board may consider necessary to insure compliance with the Securities Act of 1933, as amended, and/or with state "Blue Sky" laws.






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17.        Partial Invalidity.
           -------------------

           The invalidity or unenforceability of any particular provision of this Plan shall not affect the other provisions of this Plan nor affect the validity or enforceability of the other provisions of Options granted under this Plan, and this Plan and the Options granted hereunder shall be construed in all respects as if such invalid or unenforceable provision were omitted.

18. Special Provisions with Respect to Incentive Stock Options under this Plan and Non-Statutory Stock Options.
           ---------------------------------------------------------------------

           Paragraph 5 provides for the persons eligible to receive Options granted under this Plan. The Board in granting any Option shall indicate whether it intends the Option to be an Incentive Stock Option Under this Plan or a Non-Statutory Stock Option and shall cause the Option agreement with respect thereto to indicate such intention. Should a person hold both one or more Incentive Stock Options Under this Plan and one or more Non-Statutory Stock Options, all of such Options shall be exercisable in accordance with their respective terms and limitations, and nothing in this Plan shall be construed as causing the exercise of any such Option to preclude the exercise of any such other Option in accordance with its terms.


19.        Miscellaneous
           -------------

           Shares of Common Stock of the Company which are subject to Option but which have not yet been purchased or paid for shall have no subscription rights and no Option holder shall be deemed to be a stockholder of the Corporation for any purpose.

Plan Adopted by the Board of Directors effective December 15, 1998 and ratified by the stockholders on _______________ 1999.




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